UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 21, 2018

H/CELL ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55802	47-4823945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 River Road, Flemington, NJ 08822

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 837-9097

Copy of correspondence to:

James M. Turner, Esq.

Marc J. Ross, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 5, 2018, H/Cell Energy Corporation (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) announcing the acquisition of PVBJ Inc., a New Jersey corporation (“PVBJ”). In the Form 8-K, the Company indicated that it would file the financial information required by Item 9.01(a) and 9.01(b) on an amended Current Report on Form 8-K (the “Amended Form 8-K”) not later than seventy-one (71) calendar days after the date that the Form 8-K was required to be filed, in accordance with the rules and regulations of the Securities and Exchange Commission. The Amended Form 8-K was due April 19, 2018.

On April 19, 2018, the Company filed a Current Report on Form 8-K announcing that: (i) the Company needed more time to complete the audited financial statements of PVBJ; (ii) the Company would not meet the deadline for the filing of the Amended Form 8-K; and (iii) the Company anticipated filing the Amended Form 8-K approximately the middle of May 2018.

On May 15, 2018, the Company filed a Form 12b-25, Notification of Late Filing, for its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 (the “March 31 Form 10-Q”). The Company noted that the inability to file the March 31 Form 10-Q was a result of the unforeseen complications involving the historical financial records of PVBJ.

The Company continues to work diligently to complete the financial statements of PVBJ, in order to file the Amended Form 8-K as well as the March 31 Form 10-Q as soon as possible, which the Company currently anticipates will be completed approximately the beginning of June 2018.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H/CELL ENERGY CORPORATION

Date: May 21, 2018	By:	/s/ ANDREW HIDALGO
Andrew Hidalgo
Chief Executive Officer

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